Exhibit 99.2 Second Quarter 2020 Conference Call

This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Page 2 | Second Quarter 2020 Results | 08.06.2020

Consolidated Earnings

US$ (millions) except per share price	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
Net sales	$ 827.3	$ 842.0	$ 859.4	$ 3,363.9	$ 852.8	$ 848.7
Gross margin	182.6	189.1	219.0	774.8	205.9	216.3
Gross margin %	22.1%	22.5%	25.5%	23.0%	24.1%	25.5%
Loss (gain) on sale of assets	(13.9)	(2.7)	0.3	(20.6)	0.1	-
SG&A	81.0	83.5	109.0	358.5	96.2	90.2
Equity in net income of Diamond Green Diesel *	38.1	32.0	270.1	364.5	97.8	63.5
Operating income	74.1	59.9	293.2	475.8	122.8	106.3
Combined adjusted EBITDA (1)	159.4	147.8	385.8	826.3	213.3	195.2
Interest expense	(20.8)	(19.4)	(18.6)	(78.7)	(19.1)	(17.9)
Debt extinguishment costs	(12.1)	-	-	(12.1)	-	-
Foreign currency (loss)/gain	(0.4)	0.5	(0.7)	(1.3)	1.7	(1.1)
Gain on disposal of subsidiaries	-	-	3.0	3.0	-	-
Other income/(expense) (2)	(2.0)	(2.6)	0.6	(6.6)	(1.9)	(1.5)
Equity in net income/(loss) of unconsolidated subsidiaries	0.1	(0.7)	1.5	0.4	0.9	0.7
Income tax expense	(7.8)	(10.9)	(35.6)	(59.5)	(18.3)	(19.9)
Net income attributable to noncontrolling interests	(4.8)	(1.1)	(0.8)	(8.4)	(0.6)	(1.1)
Net income attributable to Darling	$ 26.3	$ 25.7	$ 242.6	$ 312.6	$ 85.5	$ 65.4
Earnings per share (fully diluted)	$ 0.16	$ 0.15	$ 1.44	$ 1.86	$ 0.51	$ 0.39

* Prior to third quarter 2019, the equity in DGD was presented below the operating income line in the Company's published results. Commencing with the third quarter 2019, the Company will be including the equity in DGD in operating income as shown in this slide. For comparison purposes, the presentation in these slides shows the equity in DGD in a consistent manner across all periods presented. As a result, operating income as shown in these slides for periods prior to third quarter 2019 will differ from the amounts of operating income reported in prior reports.

Second Quarter 2020 Highlights

- Solid Q2 performance with $65.4 million of net income, diluted EPS of $0.39
- Combined adjusted EBITDA of $195.2 million
- Feed segment EBITDA of $85.2 million was best quarterly performance in the last three years
- Diamond Green Diesel ('DGD') sold ≈ 72 million gallons of renewable diesel in Q2 at an average of $1.91 EBITDA per gallon
- In July 2020, received $80 million in cash distributions from DGD, bringing the total to $205 million for the year
- DGD Phase II expansion remains on track for completion by the end of 2021
- Peptan products growth projects in 2020:
  - Ghent, Belgium – Commissioning
  - Angouleme, France – Commissioning
  - Presidente Epitacio, Brazil – October completion

(1) Includes Darling's core business EBITDA and Darling's share of DGD EBITDA
(2) Rounding captured in Other Expense

Page 3 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

Feed Segment

US$ (in millions)	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
Net Sales	$ 487.4	$ 497.0	$ 490.4	$ 1,970.6	$ 512.6	$ 503.7
Gross Margin	110.5	117.2	114.3	451.0	124.2	135.8
Gross Margin %	22.7%	23.6%	23.3%	22.9%	24.2%	27.0%
Loss/(gain) on sale of assets	(0.5)	(2.4)	(0.4)	(7.7)	0.1	0.1
SG&A	46.5	47.3	57.9	200.5	53.9	50.5
SG&A Margin %	9.5%	9.5%	11.8%	10.2%	10.5%	10.0%
Operating Income	15.8	22.1	1.6	54.7	16.7	32.5
Adj. EBITDA (1)	$ 64.5	$ 72.3	$ 56.8	$ 258.2	$ 70.2	$ 85.2
Raw Material Processed (mmts)	2.16	2.19	2.21	8.74	2.24	2.15

(1) Does not include Unconsolidated Subsidiaries EBITDA


Adj. EBITDA Bridge Q2-2019 to Q2-2020
(millions)
$100
$80
$60
$40
$20
$0
$64.5
$21.6
($1.9)
$6.7
($0.6)
($4.2)
$86.1
($0.9)
$85.2
EBITDA Q2 19
Price / Yield
Volumes
Cost of Sales
Sale of Asset
SG&A
Adjusted EBITDA
FX Impact
EBITDA Q2 20

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Global raw material volumes down slightly year over year, primarily because of UCO volumes 15% to 20% below historical levels
- Volumes benefited from depopulation of animals that were unable to be harvested for food
- Fat prices (BFT & YG) were mixed during Q2-20 with BFT prices higher 2.6% and YG prices down 9.9% when compared to Q2-19
- Protein pricing (MBM) spiked 27.9% year over year, due to disruptions at slaughterhouses and curtailments at ethanol plants. Pet food PM up 16.2% year over year on strong pet food demand
- Segment EBITDA increased 32% year over year due to higher protein prices

Page 4 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

Food Segment

US$ (in millions)	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
Net Sales	$ 274.8	$ 276.5	$ 288.6	$ 1,119.1	$ 270.3	$ 278.9
Gross Margin	60.4	61.8	67.2	254.5	64.9	58.8
Gross Margin %	22.0%	22.4%	23.3%	22.8%	24.0%	21.1%
Loss/(gain) on sale of assets	(13.4)	(0.2)	0.3	(13.2)	-	-
SG&A	23.4	22.8	29.3	97.4	25.5	22.6
SG&A Margin %	8.5%	8.2%	10.2%	8.7%	9.4%	8.1%
Operating Income (1)	30.5	19.5	17.0	90.6	19.1	16.3
Adj. EBITDA (1)	$ 37.1	$ 39.3	$ 37.5	$ 157.1	$ 39.4	$ 36.3
Raw Material Processed (mmts)	0.3	0.3	0.3	1.1	0.3	0.3

(1) Q2 2019 adjusted for the $13.1 million land asset sale in China

Adj. EBITDA Bridge Q2-2019 to Q2-2020
(millions)


$80
$70
$60
$50
$40
$30
$20
$10
$0
$50.3
$16.5
($6.3)
($10.5)
($13.3)
$0.3
$37.0
($0.7)
$36.3
EBITDA Q2 19
Price / Yield
Volumes
Cost of Sales
Sale of Asset
SG&A
Adjusted EBITDA
FX Impact
EBITDA Q2 20

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Rousselot business felt both consumer and production disruptions due to COVID-19
- Peptan product sales started to rebound in June 2020, signaling higher volume growth in the second half of 2020
- Edible fats and CTH product volumes were down in the second quarter. Volumes continue to be impacted by raw materials continuing to be diverted to China food markets due to lower volumes in China related to ASF, although sales were higher year over year due to edible fat price increases in Europe

Page 5 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

Fuel Segment (Includes Diamond Green Diesel JV consolidated EBITDA)

US$ (in millions)	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
Net Sales	$ 65.0	$ 68.6	$ 80.6	$ 274.3	$ 69.9	$ 66.0
Gross Margin	11.7	10.1	37.6	69.4	16.9	21.8
Gross Margin %	18.0%	14.7%	46.7%	25.3%	24.2%	32.9%
Loss/(gain) on sale of assets	-	-	0.3	0.3	-	(0.0)
SG&A	0.4	0.9	2.3	2.8	1.6	4.0
Depreciation and amortization	8.4	7.9	7.8	31.9	8.1	8.0
Equity in net income/(loss) of Diamond Green Diesel (DGD)	38.1	32.0	270.1	364.5	97.8	63.5
Segment Income	41.1	33.3	297.2	398.8	105.0	73.3
Segment EBITDA	11.4	9.2	35.0	66.3	15.3	17.8
DGD adjusted EBITDA (Darling's Share)	43.8	39.5	276.2	389.4	103.6	69.1
Combined Adj. EBITDA (1)	$ 55.2	$ 48.7	$ 311.2	$ 455.7	$ 118.9	$ 86.9
Raw Material Processed* (mmts)	0.3	0.3	0.3	1.3	0.3	0.3

Key Drivers:

- **Combined adjusted EBITDA** of $86.9 million, with DGD earning $1.91 per gallon on 72.3 million gallons sold for Q2-20
- Ecoson bioenergy continues to have solid results, pushing net sales for the fuel segment up 1.5% in Q2-20 compared to Q2-19
- Segment EBITDA for Darling in Q4-2019 and total 2019 includes approximately $16.3 million of 2018 and 2019 retroactive blenders' tax credit ('BTC'). Combined adjusted EBITDA for the same periods includes $158.1 million of retroactive BTC
- Darling has received $413 million of cash distributions from DGD total to date, inclusive of the $80 million received in July 2020

DIAMOND GREEN DIESEL

US$ and gallons (in millions)	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
EBITDA (Entity) - in quarter recorded w/no BTC	$ 87.8	$ 79.1	$ 121.7	$ 348.3	$ 127.3	$ 66.0
EBITDA (Entity) - BTC adjusted to when earned	$ 157.2	$ 137.3	$ 198.2	$ 623.0	$ 207.3	$ 138.2
Pro forma Adjusted EBITDA (Darling's share)	$ 78.6	$ 68.6	$ 99.1	$ 311.5	$ 103.6	$ 69.1
Total gallons produced	73.2	55.9	77.9	274.6	77.0	74.5
Total gallons sold/shipped	70.0	58.7	77.1	276.9	78.9	72.3
EBITDA per gallon sold/shipped	$ 2.25	$ 2.34	$ 2.57	$ 2.25	$ 2.63	$ 1.91

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.

Page 6 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

March 2020 400 million gallon expansion project July 2020 400 million gallon expansion project Page 7 | Second Quarter 2020 Results | 08.06.2020

Balance Sheet Highlights Debt Summary S&P Ratings (US$, in thousands) June 27, 2020 (US$, in thousands) June 27, 2020 Cash (includes restricted cash of $103) $ 76,288 Amended Credit Agreement Term Loan B – BBB- (US$, in thousands) June 30, 2018 Corporate Family – BB+ Accounts receivable 375,908 Revolving Credit Facility $ 10,000 Revolver & Term Loan A – BBB- Cash (1,624,354 U.S. Bonds – BB+ Total Inventories 394,708 Term Loan A - Total assets 4,856,916 Euro Bonds – BB+ Net working capital 291,225 Term Loan B 488,017 Total debt 1,695,289 Moody’s Ratings Net property, plant and equipment 1,773,329 5.25% Senior Notes due 2027 493,874 Shareholders' equity $2,238,031 Total assets 5,327,154 3.625% Senior Notes due 2026 570,785 Term Loan B – Ba1 Corporate Family – Ba2 Total debt 1,595,876 Other Notes and Obligations 33,200 Revolver & Term Loan A – Ba1 Shareholders' equity $ 2,698,354 Total Debt: $ 1,595,876 U.S. Bonds – Ba3 Euro Bonds – Ba3 Leverage Ratio Historical Leverage Ratios 2016 – Q2 2020 Total Debt Leverage Ratio 4.0 3.69 3.47 3.29 June 27, 2020 Actual Credit Agreement 3.5 3.13 3.18 3.0 2.39 Total Debt to EBITDA: 2.39 5.50x 2.5 2.0 2016 2017 2018 2019 Q1 2020 Q2 2020 1.5 Note: Leverage ratio calculated per bank covenant 1.0 Page 8 | Second Quarter 2020 Results | 08.06.2020

Appendix – Additional Information Page 9 | Second Quarter 2020 Results | 08.06.2020

$250 $200 $150 $100 $50 $- https://ww3.arb.ca.gov/fuels/lcfs/credit/lrtweeklycreditreports.htm Source: Page Apr-16 Jun-16 10 Aug-16 | Second Second |Quarter 08.06.2020 Results | 2020 Oct-16 Dec-16 Feb-17 Apr-17 Average LCFS Carbon Credit Price Weighted Ave Price (USD/MT) Jun-17 Aug-17 Oct-17 Dec-17 Feb-18 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20

US$ (in millions) Q1-2018 Q2-2018 Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Net Sales $ 485.8 (1) $ 498.8 (1) $ 482.7 (1) $ 485.3 $ 1,952.6 $ 495.8 $ 487.4 $ 497.0 $ 490.4 $ 1,970.6 $ 512.6 $ 503.7 Gross Margin 116.3 128.8 99.0 110.4 454.6 109.0 110.5 117.2 114.3 451.0 124.2 135.8 Gross Margin % 23.9% 25.8% 20.5% 22.7% 23.2% 22.0% 22.7% 23.6% 23.3% 22.9% 24.2% 27.0% Loss/(gain) on sale of assets (0.4) 0.8 0.1 0.2 0.7 (4.4) (0.5) (2.4) (0.4) (7.7) 0.1 0.1 SG&A 48.3 43.9 39.7 44.8 176.7 48.8 46.5 47.3 57.9 200.5 53.9 50.5 SG&A Margin % 9.9% 8.8% 8.2% 9.2% 9.0% 9.8% 9.5% 9.5% 11.8% 10.2% 10.5% 10.0% Operating Income 21.7 37.3 11.9 11.9 82.8 15.2 15.8 22.1 1.6 54.7 16.7 32.5 Adj. EBITDA (2) $ 68.5 $ 84.1 $ 59.2 $ 65.3 $ 277.1 $ 64.5 $ 64.5 $ 72.3 $ 56.8 $ 258.2 $ 70.2 $ 85.2 Adj. EBITDA Margin % 14.1% 16.9% 12.3% 13.5% 14.2% 13.0% 13.2% 14.5% 11.5% 13.2% 13.7% 16.9% Raw Material Processed (mmts) 2.12 2.13 2.17 2.18 8.60 2.18 2.16 2.19 2.21 8.74 2.24 2.15 (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA Page 11 | Second Quarter 2020 Results | 08.06.2020

Jacobsen, Wall Street Journal and Thomson Reuters

Historical Pricing

2020 Average Jacobsen Prices (USD)

2020 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$31.26	$35.21	$31.86	$32.69	$30.78	$33.98	$24.86	$29.95									
Yellow Grease - Illinois / cwt	$22.00	$24.22	$22.73	$22.92	$20.67	$21.78	$18.33	$20.18									
Meat and Bone Meal - Ruminant - Illinois / ton	$230.00	$231.60	$248.63	$237.10	$306.78	$326.63	$240.68	$290.42									
Poultry By-Product Meal - Feed Grade - Mid South/ton	$215.00	$215.00	$245.73	$225.73	$269.29	$298.25	$241.36	$269.07									
Poultry By-Product Meal - Pet Food - Mid South/ton	$471.00	$550.00	$598.90	$540.44	$660.71	$729.38	$647.73	$679.08									
Feathermeal - Mid South / ton	$279.05	$280.00	$287.95	$282.50	$303.21	$333.75	$268.41	$300.90									

2020 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$4.02	$3.96	$3.73	$3.90	$3.21	$3.22	$3.37	$3.26									

2020 European Benchmark Pricing Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$824	$731	$616	$724	$569	$528	$588	$562									
Soy meal - CIF Rotterdam / metric ton	$357	$347	$375	$360	$367	$341	$347	$352									

Comparison	*QTR. Over QTR.* Q1-2020 Avg.	Q2-2020 Avg.	% Change	*Year Over Year* Q2-2019 Avg.	Q2-2020 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.69	$29.95	-8.4%	$29.20	$29.95	2.6%
Yellow Grease - Illinois / cwt	$22.92	$20.18	-12.0%	$22.40	$20.18	-9.9%
Meat and Bone Meal - Ruminant - Illinois / ton	$237.10	$290.42	22.5%	$227.10	$290.42	27.9%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$225.73	$269.07	19.2%	$238.16	$269.07	13.0%
Poultry By-Product Meal - Pet Food - Mid South / ton	$540.44	$679.08	25.7%	$584.53	$679.08	16.2%
Feathermeal - Mid South / ton	$282.50	$300.90	6.5%	$346.41	$300.90	-13.1%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.90	$3.26	-16.4%	$3.97	$3.26	-17.9%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$724	$562	-22.4%	$515	$724	40.6%
Soy meal - CIF Rotterdam / metric ton	$360	$352	-1.5%	$347	$360	3.7%

Page 12 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

US$ (in millions) Q1-2018 Q2-2018 Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Net Sales $305.5 (1) $ 276.7 (1) $ 265.2 (1) $ 291.7 (1) $ 1,139.1 $ 279.2 (1) $ 274.8 (1) $ 276.5 (1) $ 288.6 $ 1,119.1 $ 270.3 $ 278.9 Gross Margin 56.1 51.8 54.5 58.6 221.0 65.1 60.4 61.8 67.2 254.5 64.9 58.8 Gross Margin % 18.4% 18.7% 20.6% 20.1% 19.4% 23.3% 22.0% 22.4% 23.3% 22.7% 24.0% 21.1% Loss/(gain) on sale of assets (0.2) (0.1) - - (0.3) 0.1 (13.4) (0.2) 0.3 (13.2) - - SG&A 23.9 22.2 21.8 23.6 91.5 21.9 23.4 22.8 29.3 97.4 25.5 22.6 SG&A Margin % 7.8% 8.0% 8.2% 8.1% 8.0% 7.8% 8.5% 8.2% 10.2% 8.7% 9.4% 8.1% Operating Income 11.8 9.3 (2) 13.0 (2) 14.6 (2) 48.7 23.6 30.5 19.5 17.0 90.6 19.1 16.3 Adj. EBITDA $ 32.4 $ 29.7 (2) $ 32.7 (2) $ 34.9 (2) $ 129.7 $ 43.2 $ 37.1 (3) $ 39.3 $ 37.5 $ 157.1 $ 39.4 $ 36.3 Adj. EBITDA Margin % 10.6% 10.7% 12.3% 12.0% 11.4% 15.5% 13.5% 14.2% 13.0% 14.0% 14.6% 13.0% Raw Material Processed (mmts) 0.3 0.3 0.3 0.3 1.1 0.3 0.3 0.3 0.3 1.1 0.3 0.3 (1) Reflects freight revenue reclass in 2018 and 2019 (2) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina collagen plant (3) Adjusted for the $13.1 million land asset sale in China Page 13 | Second Quarter 2020 Results | 08.06.2020

Fuel Segment - Historical

US$ (in millions)	Q1-2018	Q2-2018	Q3-2018	Q4-2018	Total 2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020
Net Sales	$ 84.1	$ 71.1	$ 64.6	$ 76.2	$ 296.0	$ 60.1	$ 65.0	$ 68.6	$ 80.6	$ 274.3	$ 69.9	$ 66.0
Gross Margin	24.3	13.7	11.2	16.6	65.8	10.0	11.7	10.1	37.6	69.4	16.9	21.8
Gross Margin %	28.9%	19.3%	17.3%	21.8%	22.2%	16.7%	18.0%	14.7%	46.7%	25.3%	24.2%	32.9%
Loss/(gain) on sale of assets	0.1	-	0.1	0.1	0.3	-	-	-	0.3	0.3	-	(0.0)
SG&A	(1.4)	0.2	(2.8)	(0.8)	(4.8)	(0.8)	0.4	0.9	2.3	2.8	1.6	4.0
Depreciation and amortization	8.5	8.5	9.4	8.6	35.0	7.8	8.4	7.9	7.8	31.9	8.1	8.0
Equity in net income/(loss) of Diamond Green Diesel (DGD)	97.2	15.1	(2.6)	50.1	159.8	24.3	38.1	32.0	270.1	364.5	97.8	63.5
Segment Income	114.4	20.1	1.9	58.7	195.1	27.3	41.1	33.3	297.2	398.8	105.0	73.3
Segment EBITDA	25.7	13.5	13.9	17.2	70.3	10.8	11.4	9.2	35.0	66.3	15.3	17.8
DGD adjusted EBITDA (Darling's Share)	100.0	18.3	0.5	55.2	174.0	29.8	43.8	39.5	276.2	389.4	103.6	69.1
Combined Adj. EBITDA (1)	$ 125.7	$ 31.8	$ 14.4	$ 72.4	$ 244.3	$ 40.6	$ 55.2	$ 48.7	$ 311.2	$ 455.7	$ 118.9	$ 86.9
Raw Material Processed* (mmts)	0.3	0.3	0.3	0.3	1.2	0.3	0.3	0.3	0.3	1.3	0.3	0.3

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.

Page 14 | Second Quarter 2020 Results | 08.06.2020

DARLING INGREDIENTS INC.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at June 27, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Page 15 | Second Quarter 2020 Results | 08.06.2020

Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	Three Months Ended June 27, 2020	Three Months Ended June 29, 2019	Six Months Ended June 27, 2020	Six Months Ended June 29, 2019
Net income attributable to Darling	$ 65,439	$ 26,258	$ 150,949	$ 44,270
Depreciation and amortization	83,310	79,486	167,981	158,650
Interest expense	17,920	20,853	37,010	40,729
Income tax expense	19,946	7,776	38,246	13,050
Foreign currency (gain)/loss	1,134	388	(530)	1,120
Other expense, net	1,485	2,019	3,366	4,544
Debt extinguishment costs	-	12,126	0	12,126
Equity in net (income) of Diamond Green Diesel	(63,492)	(38,093)	(161,312)	(62,370)
Equity in net (income)/loss of unconsolidated subsidiaries	(692)	(82)	(1,561)	422
Net income attributable to noncontrolling interests	1,056	4,786	1,637	6,414
Adjusted EBITDA	$ 126,106	$ 115,517	$ 235,786	$ 218,955
Foreign currency exchange impact	1,951 (1)	-	4,109 (2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 128,057	$ 115,517	$ 239,895	$ 218,955
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 69,108	$ 43,894	$ 172,742	$ 73,721
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$ 195,214	$ 159,411	$ 408,528	$ 292,676

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.72, as compared to the average rate for the three months ended June 29, 2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the six months ended June 27, 2020 of €1.00:USD$1.10 and CAD$1.00:USD$0.73, as compared to the average rate for the six months ended June 29, 2019 of €1.00:USD$1.13 and CAD$1.00:USD$0.75, respectively.

For the three and six months ended June 29, 2019, Adjusted EBITDA included a gain on the sale of assets of approximately $13.1 million.

Page 16 | Second Quarter 2020 Results | 08.06.2020

Note: See slide 15 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS INC.

Thank you